UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 20, 2023

Hawthorn Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Missouri	0-23636	43-1626350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 East High Street, PO Box 688, Jefferson City, Missouri 65102 (Address of Principal Executive Offices) (Zip Code)
573-761-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	HWBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2023, Hawthorn Bancshares, Inc. (the "Company"), announced that it has appointed Christopher Hafner as Senior Vice President and Chief Financial Officer of each of the Company and Hawthorn Bank (the "Bank"), effective October 13, 2023. Mr. Hafner will also serve as the Company's principal financial officer and principal accounting officer.
Mr. Hafner, age 56, is joining the Company and the Bank after serving as an outside banking and business consultant to several entities since December 2022. Mr. Hafner previously served as Chief Accounting Officer of CrossFirst Bank, the bank subsidiary of CrossFirst Bankshares, Inc., a Nasdaq-listed bank holding company, from February 2016 until November 2022. Prior to that, he served as Chief Financial Officer at Missouri Bank, a privately held bank, from June 2015 until January 2016, and as Chief Risk Officer at Missouri Bank from April 2012 until May 2015. Prior to joining Missouri Bank, he served as Chief Financial Officer at First National Bank of Kansas, a privately held bank, from August 2005 until December 2011 and, prior to that, he served as Assistant Controller at Commerce Bancshares, Inc., a Nasdaq-listed bank holding company, from June 2000 until July 2005. He previously served in various roles in the audit practice of Forvis, LLP (formerly BKD LLP) from July 1994 until June 2000. Mr. Hafner received a bachelor's degree in business administration with a major in accounting from Iowa State University.
Upon joining the Company, Mr. Hafner will be entitled to receive an annual base salary of $250,000, subject to annual review. The Company expects to grant Mr. Hafner 2,000 restricted stock units within 90 days after he joins the Company, with such units to be granted under the Company's standard award agreement, including a three-year annual graded vesting schedule, subject to approval of the Compensation Committee of the Company's Board of Directors. The Company also expects that Mr. Hafner will participate in any annual incentive plan applicable to other Company executives with a target annual incentive expected to be 25% of his then-current base salary, subject to any performance or other criteria. Mr. Hafner will be eligible to participate in the Company's 401(k) plan, health plans and other benefits on the same terms as other Company executives. He will also be entitled to the use of a Company-owned vehicle.
There is no arrangement or understanding between Mr. Hafner or any other person pursuant to which he is being appointed to his new position with the Company, and there are no family relationships between Mr. Hafner and any directors or executive officers of the Company. Mr. Hafner does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 7.01 Regulation FD.
On September 20, 2023, the Company issued a press release announcing certain of the matters disclosed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit No	Description

99.1	Press release, dated September 20, 2023, issued by Hawthorn Bancshares, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2023	Hawthorn Bancshares, Inc. By: /s/ Brent M. Giles Name: Brent M. Giles Title: Chief Executive Officer

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